                                                                    EXHIBIT 10.5


                        MASTER EQUIPMENT LEASE AGREEMENT
                  Agreement No. 1001  Dated: December 2, 1994


LESSOR: LIGHTHOUSE CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Lessor"), 100 Drakes Landing Road, Suite 260, Greenbrae, California 94904

LESSEE:   SYMPHONIX DEVICES, INC., a California corporation ("Lessee")

ADDRESS:  3047 Orchard Parkway, San Jose, CA 95134.

     IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

     1. LEASE. Lessor leases to Lessee and Lessee leases from Lessor the personal property described in each Equipment Schedule executed pursuant hereto, subject to the terms and conditions of this Master Equipment Lease Agreement ("Master Lease") and the applicable Lease Line Schedule (defined below). The "Equipment" (as defined in the Lease Line Schedule) is being leased for commercial or business purposes only, and not for personal, home, or family purposes. The parties agree that each Lease is a "finance lease" under the Uniform Commercial Code (as in effect in the State of California during the term of the Lease and referred to hereafter as the "UCC").

     2. LEASE LINE SCHEDULE. "Lease Line Schedule" means a Lease Line Schedule in the form of EXHIBIT A, signed by Lessor and Lessee and incorporating by reference the terms and provisions of this Master Lease.

     3. EQUIPMENT SCHEDULES. "Equipment Schedule" means an Equipment Schedule in the form of EXHIBIT B, signed by Lessor and Lessee and incorporating, by reference, the terms and provisions of this Master Lease and the applicable Lease Line Schedule. Each Equipment Schedule shall constitute a separate and independent lease (a "Lease"); the original of such Lease shall consist of the signed Equipment Schedule and a copy of the Master Lease and applicable Lease Line Schedule. Capitalized terms used, but not defined, in this Master Lease have the meanings given to such terms in the applicable Lease Line Schedule or Equipment Schedule, as the case may be.

     4.  TERM AND RENTALS.

         (a) ACCEPTANCE. The Lease shall commence with respect to Equipment described on the Equipment Schedule upon the Acceptance Date. The "Acceptance Date" shall be the date upon which Lessee executes a Delivery and Acceptance Certificate in the form of EXHIBIT C.

         (b) TERM AND PAYMENT OF RENT. The lease term for the Equipment shall be the "Lease Term" set forth in the Equipment Schedule which shall commence on the "Commencement Date" (as defined in the Lease Line Schedule). Lessee agrees to pay to Lessor the "Rental Payments" for the Lease Term, in the amounts and at the times set forth in the Equipment Schedule.

         (c) INTERIM PERIOD. If the Acceptance Date does not fall on the Commencement Date, then Lessee agrees to pay to Lessor "Interim Rent" for the period commencing on the Acceptance Date through and including the day preceding the Commencement Date (the "Interim Period"). The Interim Rent payment for the Interim Period shall accrue at the "Interim Rate" (as defined in the Lease Line Schedule) and shall be due and payable in full on the Commencement Date.

         (d) LEASE TERMINATION. Lessee may terminate the Lease at the expiration of the Lease Term or any renewal term (the "Lease Termination") by submitting to Lessor a Notice of Election in the form of EXHIBIT D. If a Notice of Election is not submitted by Lessee to Lessor during the "Advance Notice Period" (as defined in the Lease Line Schedule), then the Lease Term or any renewal Term will be automatically extended for an additional period equal to the "Automatic Extension Period" (as defined in the Lease Line Schedule). The Lease

                                       1.

will continue to automatically extend until Lessee submits to Lessor a Notice of Election. The Lease may only be terminated as expressly provided in this Section, in the applicable Lease Line Schedule or in the applicable Equipment Schedule. Lessee agrees to continue paying rent for the Equipment in the amount of the Rental Payment set forth in the Equipment Schedule until the later of (i) the expiration of the Lease Term, any renewal term and any Automatic Extension Period and (ii) either (A) the purchase option price is paid pursuant to SECTION 6(A), or (B) a mutually agreed renewal of the Lease takes effect pursuant to
SECTION 6(B), or (C) the Equipment is returned in the manner and condition prescribed in SECTION 6(C), in each case after delivery of a Notice of Election.

         (e)  NET LEASE.   Each Equipment Schedule shall be a net lease, and
Lessee's obligation to pay all rent and other sums thereunder shall be absolute and unconditional, and shall not be subject to any abatement, reduction, set-off, defense, counterclaims, interruption, deferment or recoupment, for any reason whatsoever.

     5. LATE FEE. Lessee shall pay a late charge on any rent payments or other sums due hereunder which are past due, in the amount specified in the Lease Line Schedule, payable on demand. In addition, interest shall accrue daily at the "Default Rate" (as defined in the Lease Line Schedule), or if such rate exceeds the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand.

     6. LEASE TERMINATION OPTIONS. Upon Lease Termination, Lessee will have the option to purchase the Equipment, renew the term of the Lease, or return the Equipment to Lessor, as set forth below. Lessee shall specify its election of a Lease Termination Option in the Notice of Election.

          (a) PURCHASE OPTION. If Lessee exercises the option to purchase, then, provided no Event of Default has occurred and is then continuing, Lessee shall at the expiration of the Lease Term, renewal term or extension, as the case may be, purchase the Equipment. The purchase price shall be the Equipment's then fair market value ("FMV"). FMV, as applied to a purchase option, shall be determined by Lessor based on the price a willing buyer would pay and a willing seller would accept (neither buyer nor seller being under compulsion to act) for the Equipment as installed and in use, giving due consideration to its condition, utility, revenue-producing capability, and replacement costs. If Lessee fails to agree with Lessor's good faith determination of the FMV, Lessee shall nevertheless pay Lessor's invoice and provide Lessor with a written request for a determination of the FMV with or prior to such payment. Within ten (10) days after such request Lessor and Lessee shall agree on an appraiser to determine the FMV or, lacking such agreement, shall each tender the name of an appraiser. The appraiser(s) shall, within thirty (30) days, either agree on the FMV or select a third appraiser, to form a committee to determine the FMV. Determination by the appraiser(s) shall be final and binding on both parties. Within fifteen (15) days after such determination, Lessor shall refund any excess received over the FMV, and/or Lessee shall pay any additional amount of the FMV above the amount previously paid. Each party shall bear the fees and expenses of any appraiser which it names and share equally the fees and expenses of any appraiser(s) jointly selected. If the appraised FMV is within 5% of the amount invoiced by Lessor, then Lessee shall pay all appraiser fees and expenses. The purchase option price shall be paid not later than the last day of the Lease Term.

         (b) RENEWAL. If Lessee exercises the option to renew this Lease, such renewal shall be upon the terms and conditions of this Master Lease and the applicable Lease Line Schedule, for a rental period and rental amount to be agreed upon by Lessee and Lessor.

         (c) RETURN. If the Notice of Election specifies return of the Equipment, Lessee at its own risk and expense (i) will immediately return the Equipment to Lessor in the same condition as when delivered, ordinary wear and tear excepted, at such location as Lessor shall designate; and (ii) will, on request from Lessor, obtain from the Equipment supplier (or other maintenance service supplier approved by Lessor) a certificate stating that the Equipment qualifies for continued maintenance service at the standard rates and terms then in effect.

                                       2.

     7.  USE; MAINTENANCE.

         (a) Lessee, at its expense, shall make all necessary site preparations and cause the Equipment to be operated in accordance with any applicable operating manuals and manufacturer's instructions. Notwithstanding any transfer or assignment by Lessor and provided Lessee is not in default hereunder, Lessee shall have the right to quietly possess and use the Equipment as provided herein without interference by Lessor, its assigns or any other third party claiming through or under Lessor.

         (b) Lessee shall effect and bear the expense of all necessary repair, maintenance, operation and replacements required to be made to maintain the Equipment in good condition, reasonable wear and tear excepted, and to comply with all domestic and international laws to which the use and of the Equipment may be or become subject. All replacement Equipment and parts furnished in connection with such maintenance or repair shall immediately become the property of Lessor and part of the Equipment for all purposes hereof. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Lessee with the result that no lien under any applicable laws will attach to the Equipment as a result of the performance of such services or the provision of any such material.

     8. INSURANCE. Lessee shall obtain and maintain for the Lease Term (and any renewal term or extension), at its own expense, (a) "all risk" insurance against loss or damage to the Equipment, (b) commercial general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lessor, and (c) such other insurance against such other risks of loss and with such terms, as shall in each case be reasonably satisfactory to or reasonably required by Lessor (as to carriers, amounts and otherwise). The amount of the "all risk" insurance shall be greater than or equal to the Stipulated Loss Value (as defined in SECTION 9 below) of all Equipment outstanding under the Lease Line Schedule, and must otherwise be reasonably satisfactory to Lessor as of each anniversary date of this Lease. Any increase in the amount of such insurance coverage reasonably requested by Lessor shall be put into effect on the next succeeding renewal date of such insurance.

     Each "all risk" policy shall: (i) name Lessor as sole loss payee with respect to the Equipment, (ii) provide for each insurer's waiver of its right of subrogation against Lessor and Lessee, and (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Lessee of a provision of any of its insurance policies, and shall waive set-off, counterclaim or offset against Lessor.

     Each liability policy shall name Lessor as an additional insured and provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Lessee's insurance).

     All insurance policies shall provide that Lessee's insurance shall be primary without a right of contribution of Lessor's insurance, if any, or any obligation on the part of Lessor to pay premiums of Lessee, and shall contain a clause requiring the insurer to give Lessor at least 30 days' prior written notice of its cancellation (other than cancellation for non-payment for which 10 days' notice shall be sufficient). Lessee shall on or prior to the date of Equipment Schedule No. 1 and prior to each policy renewal, furnish to Lessor certificates of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect. Lessee further agrees to give Lessor prompt notice of any damage to, or loss of, the Equipment, or any part thereof.

     9. LOSS OR DAMAGE. If any items of Equipment shall become lost, stolen, destroyed, or damaged beyond repair for any reason, or in the event of condemnation, confiscation, seizure or requisition of title to or use of such items (collectively, an "Event of Loss"), Lessee shall promptly pay to Lessor the applicable Stipulated Loss Value of the Equipment subject to the Event of Loss. Upon payment by Lessee of the Stipulated Loss Value, Lessor will transfer to Lessee, "AS IS, WHERE IS, WITHOUT RECOURSE, REPRESENTATION OR WARRANTY," all of Lessor's right, title and interest, if any, in such items of Equipment. The "Stipulated Loss Value" payable by Lessee under this Lease shall be an amount equal to the product of (a) Lessor's Cost of the affected Equipment and (b) the percentage set forth in the table attached to the applicable Lease Line Schedule as

                                       3.
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ANNEX A opposite the Rental Payment number next following the Event of Loss.
Stipulated Loss Values and Rental Payments shall not be prorated.

     10.  TITLE, INSPECTION AND LOCATION.

          (a) TITLE. Lessor and Lessee confirm their intent that title to the Equipment shall remain in Lessor (or its successors and assigns) exclusively.
If requested by Lessor, Lessee will affix plates or markings on the Equipment and on any operating manuals and manufacturer's instructions indicating the interests of Lessor and its assigns therein, and Lessee will not allow any other indicia of ownership or other interest in the Equipment to be placed on the Equipment. Lessee shall not sell, assign, grant a security interest in, sublet, pledge, hypothecate or otherwise encumber or suffer a lien upon or against this Lease or the Equipment.

          (b) INSPECTION. Lessor (through any of its officers, employees or agents) shall have the right to inspect the Equipment during regular business hours, with reasonable notice, and in compliance with Lessee's reasonable security procedures; provided, that such inspections will be conducted no more often than every six (6) months unless an Event of Default, or event which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing.

          (c) LOCATION. In the case of Equipment other than mobile Equipment, Lessee may move such Equipment from the installation address shown on the Equipment Schedule (or any other location for which Lessee has complied with this provision) only if (i) the new location is within the continental United
                ----
States, and (ii) Lessee gives at least 30 days' prior written notice of the relocation and provides UCC-1 financing statements, landlord waivers or such other documentation as Lessor reasonably requests to protect its interest in the Equipment. In the case of mobile equipment (including, without limitation, lap-top computers), Lessee agrees to obtain from the person using such mobile Equipment, and deliver to Lessor, an Acknowledgment in the form of EXHIBIT F.

          (d) Lessee shall keep copies of all operating manuals and manufacturer's instructions with respect to the Equipment in good condition at the locations specified in SECTION 10(C).

     11. LESSEE'S REPRESENTATIONS, WARRANTIES AND WAIVERS. Upon execution of the Master Lease and each Equipment Schedule, Lessee warrants and represents the following:

          (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Lessee has full power and authority and all necessary licenses and permits to carry on its business as presently conducted, to own or hold under lease its properties and to enter into this Master Lease, the Lease Line Schedule and each Equipment Schedule and to perform its obligations thereunder; and Lessee is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business or the performance of its obligations under this Master Lease, the Lease Line Schedule and any Equipment Schedule requires such qualification, except for such jurisdictions in which failure to qualify would not have a material adverse effect on Lessee.

          (b) The execution and delivery by Lessee of this Master Lease, the Lease Line Schedule and each Equipment Schedule and the performance by Lessee of its obligations thereunder have been duly authorized by all necessary corporate action on the part of Lessee; and do not and will not contravene the provisions of, or constitute a default (either with or without notice or lapse of time, or both) under, or result in the creation of any lien upon, the Equipment or any property of Lessee under any indenture, mortgage, contract or other instrument to which Lessee is a party or by which Lessee or its properties is bound.

          (c) No consent or approval of, giving of notice to, registration with, or taking of any other action by, any state, federal, foreign or other governmental commission, agency or regulatory authority or any other person or entity is required for the consummation or performance by Lessee of the transactions contemplated under this Master Lease, the Lease Line Schedule and each Equipment Schedule.

                                       4.

          (d) This Master Lease, the Lease Line Schedule and each Equipment Schedule, when executed by Lessee, constitute legal, valid and binding agreements of Lessee enforceable against Lessee in accordance with their terms, except as limited by any bankruptcy, insolvency, reorganization, or other similar laws of general application affecting the enforcement of creditor or Lessor rights.

          (e) There are no actions, suits or proceedings pending or threatened against or affecting Lessee or any property of Lessee in any court, before any arbitrator of any kind or before or by any federal state, municipal or other government department, commission, board, bureau, agency or instrumentality (collectively "Governmental Body"), which, if adversely determined, would materially adversely affect the business, financial condition, assets, or operations of Lessee, or adversely affect the ability of Lessee to perform its obligations under this Master Lease, the Lease Line Schedule and each Equipment Schedule; and Lessee is not in default with respect to any order of any court, arbitrator or Governmental Body or with respect to any material loan agreement, debt instrument or contract with a supplier or customer of Lessee, except as disclosed in writing to Lessor.

          (f) To the extent permitted by applicable law, Lessee waives any and all rights and remedies to: (i) cancel this Lease; (ii) repudiate this Lease;
(iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) claim a security interest in the Equipment in Lessee's possession or control for any reason; (vii) deduct from Rental Payments all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease; (viii) accept partial delivery of the Equipment; (ix) "cover" by making any purchase or lease of or contract to purchase or lease equipment in substitution for Equipment designated in the Lease; (x) recover any direct, general, special, incidental, indirect, exemplary or consequential damages, for any reason whatsoever; and
(xi) obtain specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights or remedies.

     12. ASSIGNMENT BY LESSOR. LESSEE ACKNOWLEDGES THAT LESSOR MAY SELL, ASSIGN, GRANT A SECURITY INTEREST IN, OR OTHERWISE TRANSFER ALL OR ANY PART OF ITS RIGHTS, TITLE AND INTEREST IN THIS LEASE AND THE EQUIPMENT WITHOUT NOTICE TO OR CONSENT OF LESSEE. Upon Lessor's written notice to Lessee that this Lease, or the right to the Rental Payments hereunder, have been assigned, Lessee shall, if requested, pay directly to Lessor's assignee without abatement, deduction or set-off all amounts which become due hereunder. Lessee waives and agrees it will not assert against Lessor's assignee any counterclaim or set-off in any action for rent under the Lease. Upon the assignment of this Lease, Lessor's assignee shall have and be entitled to exercise any and all rights and remedies (but none of the obligations) or lessor hereunder, and all references herein to Lessor shall include Lessor's assignee. Lessee acknowledges that any assignment or transfer by Lessor does not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee.

     13. ASSIGNMENT BY LESSEE. LESSEE MAY NOT, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, (i) ASSIGN THIS LEASE, WHETHER BY OPERATION OF LAW OR OTHERWISE, OR SUBLEASE THE EQUIPMENT OR ANY PART THEREOF OR (II) ASSIGN, GRANT A SECURITY INTEREST IN, OR OTHERWISE TRANSFER ALL OR ANY PART OF ITS RIGHTS, TITLE AND INTEREST IN AND TO THIS LEASE OR THE EQUIPMENT. In the event Lessee makes an assignment, sublease or other transfer (to which Lessor has consented), Lessee shall not thereby be relieved of its duties and obligations hereunder, for which it shall remain fully responsible and liable (independent of its assignee).

     14.  TAXES.

          (a) Lessee shall comply with all applicable federal, state, local, foreign and international laws, regulations and orders relating to this Lease. Lessee assumes liability for, and shall pay when due, and on a net after-tax basis shall indemnify and defend Lessor against, all federal, state, local, foreign and international fees, taxes and government charges (including, without limitation, interest and penalties) or any nature imposed upon

                                       5.

or in any way relating to Lessor, Lessee, any item of Equipment or this Lease, except federal, state and local taxes on or measured by Lessor's net income (other than any such tax which is in substitution for or relieves Lessee from the payment of taxes it would otherwise be obligated to pay to or reimburse Lessor for as herein provided). Lessee shall at its expense file when due with the appropriate authorities any and all tax and similar returns and reports required to be filed with respect thereto or, if requested by Lessor, notify Lessor of all such requirements and furnish Lessor with all information required for Lessor to effect such filings, which filings shall also be at Lessee's expense. Any fees, taxes or other charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor's option become immediately due from Lessee to Lessor.

          (b) This Lease has been entered into on the assumption that Lessor shall be entitled to all deductions, credits, and other tax benefits as are provided in the Internal Revenue Code of 1986, including amendments as may occur (the "Code"), to an owner of property including, without limitation, depreciation deductions and interest deductions with respect to any debts incurred to finance the purchase of the Equipment. If, as a result of any acts, omissions or misrepresentations by Lessee or as a result of any changes in the Code, the regulations issued thereunder or the administrative or judicial interpretations, Lessor's projected after-tax economic return resulting from ownership and lease of the Equipment is reduced, then Lessee's Rental Payments shall be increased in an amount (based on Lessor's reasonable calculations) sufficient to provide the same net after-tax economic return as if such acts or omissions or changes had not occurred. Appropriate increases shall also be made in the applicable Stipulated Loss Values for this Lease. In the event the Equipment is sold by Lessor to another party, the net after-tax economic returns considered shall be those of such other party.

     15. EQUIPMENT WARRANTIES. Lessee acknowledges that (i) Lessee has selected the supplier of the Equipment, (ii) Lessor acquired the goods or the right to possession and use of the goods in connection with the Lease, and (iii) Lessee received a copy of the contract by which Lessor acquired the Equipment or the right to possession and use of the Equipment before signing the Lease. LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE WITH RESPECT TO THE EQUIPMENT AND DISCLAIMS THE SAME. Lessor shall have no liability for any damages, whether direct, indirect, general, special, incidental, exemplary or consequential, incurred by Lessee as a result of any defect or malfunction of the Equipment. Lessee shall look solely to the Equipment supplier for any and all claims related to the Equipment. Lessor assigns to Lessee, for and during the Lease Term, any warranty on the Equipment provided by the supplier. Lessor and Lessee agree that all limitations on remedies and liability contained in this Lease represent a reasonable allocation of risks that is part of the fundamental bargain between the parties.

     16. EVENTS OF DEFAULT. An Event of Default shall occur if Lessee (i) fails to pay any Rental Payment or other payment required under the Lease when due and such failure continues for a period of five (5) days after written notice from Lessor; or (ii) fails to perform or observe any other covenant, condition or agreement to be performed or observed by it or breaches any provision contained in the Lease or in any other document furnished to Lessor in connection herewith, and such failure or breach continues for a period of thirty
(30) days after written notice from Lessor; or (iii) without Lessor's consent, attempts to assign this Lease or sell, transfer, encumber, part with possession, or subject any item of Equipment; or (iv) makes any representation or warranty herein or in any document furnished by Lessor in connection herewith, which shall have been materially false or inaccurate when made or at the time to which such representation or warranty relates; or (v) shall commit an act of bankruptcy or become insolvent or bankrupt or made an assignment for the benefit of creditors or consent to the appointment of a Trustee or Receiver or either shall be appointed for Lessee or for a substantial part of its property without its consent, or bankruptcy reorganization, or insolvency proceedings shall be instituted by or against Lessee, and if instituted against Lessee shall not be vacated or dismissed within sixty (60) days. Any Event of Default shall be deemed material and a substantial impairment of Lessor's interests for the purposes of this Lease, the UCC, and any other applicable law.

     17. REMEDIES. Upon the occurrences of any Events of Default and at any time thereafter, provided such Event of Default is then continuing, Lessor may, in its discretion, do any one or more of the following:

                                       6.

          (a) cancel any or all Leases which reference this Master Lease or the Lease Line Schedule, upon notice to Lessee;

          (b) recover any accrued and unpaid Rental Payments and other amounts which are due and owing under the Leases so canceled on the Rental Payment Date immediately preceding the date on which Lessor obtains possession of the Equipment (or such earlier date as judgment is entered in favor of Lessor) (the "Determination Date"), plus interest at the Default Rate;

          (c) with or without canceling this Lease, recover (i) such Stipulated Loss Value as of the Rental Payment Date immediately preceding the Determination Date, and (ii) the amount of any loss or reduction of tax benefits which Lessor anticipated it would receive if the Lease continued for its full Lease Term;

          (d) recover any amounts due under any indemnity then determinable, plus interest at the Default Rate;

          (e) require that Lessee provide the return and certification of the Equipment in accordance with SECTION 6(C) hereof;

          (f) enter the premises where such Equipment is located and take immediate possession of and remove the same, all without liability to Lessor or its agents for such entry;

          (g) sell any or all of the Equipment at public or private sale, with or without notice to Lessee or advertisement, or otherwise dispose of, hold, use, operate, lease to others or keep idle such Equipment, all free and clear of any rights of Lessee and without any duty to account to Lessee for such action or inaction or for any proceeds with respect thereto; and

          (h) exercise any other right or remedy which may be available to it under the UCC or other applicable law including the right to recover damages for the breach hereof.

     In addition, Lessee shall be liable for, and reimburse Lessor for, all reasonable legal fees and all commercially reasonable costs and expenses incurred by Lessor as a result of the foregoing defaults or the exercise of Lessor's remedies, including without limitation recovering possession of the Equipment, selling or leasing the Equipment (including broker's and sales representative's fees and commissions), and placing any Equipment in the condition and obtaining the certificate required by SECTION 6(C) hereof. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessor, or a waiver of any of Lessor's rights.

     18. INDEMNIFICATION. Lessee assumes liability for, and shall pay when due, and shall indemnify, reimburse and hold each Indemnified Person (defined below) harmless from and against all Claims (defined below), directly or indirectly relating to or arising out of the acquisition, use, manufacture, purchase, shipment, transportation, delivery, installation, lease or sublease, ownership, operation, possession, control, storage, return or condition of any item of Equipment (regardless of whether such item of Equipment is at the time in the possession of Lessee), the falsity of any non-tax representation or warranty of Lessee or Lessee's failure to comply with the terms of the Lease during the Lease Term. The foregoing indemnity shall cover, without limitation,
(i) any Claim in connection with a design or other defect (latent or patent) in any item of Equipment, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, or (iii) any Claim for negligence or strict or absolute liability in tort; provided, however, that Lessee shall not indemnify Lessor for any liability incurred by Lessor as a direct and sole result of Lessor's gross negligence or willful misconduct.

     "Claim" means all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including, without limitation, claims relating to environmental discharge, cleanup or compliance), and all costs and expenses whatsoever to the extent they may be incurred or suffered by an Indemnified Person in connection

                                       7.

therewith (including, without limitation, reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Equipment, damage to or loss of use of property (including, without limitation, consequential or special damages to third parties or damages to Lessee's property), or bodily injury to or death of any person (including, without limitation, any agent or employee of Lessee).

     "Indemnified Person" means Lessor (including without limitation, each of its partners) and each of their respective successors, assigns, agents, officers, directors, shareholders, partners, servants, agents and employees.

     Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Lease. Upon Lessor's written demand, Lessee shall assume and diligently conduct, at its sole cost and expense, the entire defense of any Indemnified Person against any indemnified Claim described in this SECTION 18. Lessee shall not settle or compromise any Claim against or involving Lessor without first obtaining Lessor's written consent thereto, which consent shall not be unreasonably withheld. Lessee shall give Lessor prompt notice of any occurrence, event or condition in connection with which Lessor may be entitled to indemnification hereunder. The provisions of this SECTION 18 are in addition to, and not in limitation of, the provisions of SECTION 14(B).

     19. NOTICES. Any notices or demands required or permitted hereunder shall be given to the parties in writing and by personal delivery, regular or certified mail, facsimile or telegram at the address set forth in the Lease Line Schedule or to such other address as the parties may hereafter substitute by written notice given in the manner prescribed in this Section. Such notices or demands shall be deemed given upon receipt in the case of personal delivery and upon mailing or transmission in the case of mail, facsimile or telegram. Lessee agrees to provide Lessor with thirty (30) days' prior written notice of (a) any merger or consolidation with or into any other business organization, (b) any sale, lease or other disposition of assets not in the ordinary course of business, and (c) any other material change in Lessee's financial structure or ownership.

     20. FURTHER ASSURANCES. Lessee will promptly execute and deliver to Lessor such further reasonable documents and take such further reasonable action as Lessor may request in order to more effectively carry out the intent and purpose of this Lease or an assignment of Lessor's interest herein.

     21. MISCELLANEOUS. This Lease shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns. Any provision of the Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that to the extent that the provisions of any such applicable law can be waived, they are waived by Lessee. Time is of the essence with respect to the Lease. Lessee expressly assumes liability for and agrees to indemnify and defend and hold Lessor harmless from and against any breach by Lessee of any representation, warranty or covenant made by Lessee herein and in connection therewith to pay and reimburse Lessor for the payment of any and all expenses, including reasonable attorney fees incurred by Lessor in connection with or as the result of any such breach. The captions set forth herein are for convenience only and shall not define or limit any of the terms hereof. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES. LESSOR AND LESSEE WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM THIS LEASE. THIS LEASE SHALL BECOME EFFECTIVE AND BINDING ON THE PARTIES, THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, AND SHALL BE DEEMED EXECUTED AND PERFORMED IN THE STATE OF CALIFORNIA, WHEN THE RELATED EQUIPMENT SCHEDULE IS ACCEPTED BY LESSOR. LESSEE CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF CALIFORNIA FOR THE RESOLUTION OF ANY DISPUTES HEREUNDER.

                                       8.

     22. AMENDMENTS, MODIFICATIONS, WAIVERS. NONE OF THE PROVISIONS OF THIS LEASE MAY BE AMENDED, MODIFIED OR WAIVED EXCEPT IN A WRITING SIGNED BY LESSOR AND LESSEE.



   INITIALS            (LESSEE)    INITIALS            (LESSOR)
            ----------                      ----------

LESSEE:                                 LESSOR:

SYMPHONIX DEVICES, INC.                 LIGHTHOUSE CAPITAL PARTNERS, L.P.

By:                                     By:  LIGHTHOUSE MANAGEMENT PARTNERS,
    -----------------------------            L.P., its general partner

Name:                                        By: LIGHTHOUSE CAPITAL PARTNERS,
     ----------------------------                INC., its general partner

Title:                                       By:
     ----------------------------               ----------------------------

                                             Name:
                                                  --------------------------

                                             Title:
                                                  --------------------------

                                       9.

                       LIGHTHOUSE CAPITAL PARTNERS, L.P.
                       ---------------------------------
                      VENTURE LEASE DOCUMENTATION PACKAGE



                               TABLE OF CONTENTS



Tab
---

1.  Master Equipment Lease Agreement

2.  Exhibit A  --  Lease Line Schedule
                    Annex A   Stipulated Loss Value Table

3.  Exhibit B  --  Equipment Schedule
                    Annex A   Summary of Equipment Schedule



4.  Exhibit C --  Delivery and Acceptance Certificate
                    Annex A      Equipment Description
                    Annex B-1    Bill of Sale
                    Annex B-2 Purchase Order and Invoice Assignment

5.  Exhibit D     Notice of Election

6.  Exhibit E     Landlord Waiver
                    Annex A    Legal Description of Premises

7.  Exhibit F     Form of Acknowledgement re mobile Equipment

8.  Exhibit G     Warrant

                                   EXHIBIT A

  LEASE LINE SCHEDULE NO. ________, dated _________________, 199____ ("Lease
Line Schedule"), to MASTER EQUIPMENT LEASE AGREEMENT NO. ________, dated ___________, 199____ ("Master Lease"), by and between LIGHTHOUSE CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Lessor") and SYMPHONIX DEVICES, INC., a California corporation ("Lessee"). (All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)

  IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

  1. LEASE LINE. The total Lessor's Cost of all units of Equipment under all Equipment Schedules pursuant to this Lease Line Schedule shall not exceed Five Hundred Thousand Dollars ($500,000) (the "Commitment"). "LESSOR'S COST" means, with respect to a unit of Equipment, the total cost to Lessor of purchasing such unit, as indicated on the applicable Equipment Schedule. Lessor's obligation to fund Equipment Schedules under the Commitment shall terminate on October 31, 1996 (the "Commitment Termination Date"). The minimum Lessor's Cost for each Equipment Schedule shall be Ten Thousand Dollars ($10,000).

  2. RENTAL FACTOR. The Rental Factor for each Equipment Schedule will be based upon an implicit interest rate equal to the prime lending rate as quoted in The Wall Street Journal three business days prior to the Commencement Date for such Equipment Schedule (the "Prime Rate") plus 300 basis points. If on
                                               ----
such date the Prime Rate is other than 7.75%, then the Rental Factor for that Equipment Schedule will be adjusted upward of downward basis point for basis point to maintain an implicit interest rate equal to the Prime Rate plus 300
                                                                    ----
basis points. Once the Lease Term commences for any Equipment Schedule, there will be no further adjustments to the Rental Factor for such Equipment Schedule. The Rental Payment under a particular Equipment Schedule shall be an amount equal to the product of (a) the Rental Factor and (b) the aggregate Lessor's Cost of Equipment subject to such Equipment Schedule.

  3. INTERIM RATE. The Interim Rate used to calculate the daily Interim Rent shall be equal to the Rental Factor for each Equipment Schedule divided by thirty (30).

  4. ADVANCE RENT. Upon execution of this Lease Line Schedule, Lessee shall pay to Lessor advance rent of Twelve Thousand Seven Hundred and Forty-Eight Dollars ($12,748) ("Advance Rent"), to be applied on a pro rata basis (using the ratio of the Lessor's Cost under each Equipment Schedule to the total Commitment amount) toward the last Rental Payment due from Lessee to Lessor under each Equipment Schedule. If Lessee shall not have leased, on or prior to the Commitment Termination Date or the earlier termination of this Lease, Equipment in an aggregate Lessor's Cost equal to the Commitment, then Lessor shall retain as a non-utilization fee any portion of the Advance Rent not applied as set forth in this SECTION 4.

  5. EXPENSES. Lessee agrees to reimburse Lessor for up to One Thousand Five Hundred Dollars ($1,500) of expenses incurred in connection with the negotiation and documentation of this transaction, promptly upon receipt of an invoice together with appropriate back-up.

  6. ELIGIBLE EQUIPMENT. All equipment financed under an Equipment Schedule shall be Eligible Equipment. "Eligible Equipment" means the following the types of equipment to the extent acceptable to Lessor:

  Various used and new computers, peripherals, analytical and test equipment, office furniture and equipment, and other equipment; provided, that all Equipment shall be delivered to Lessee by the manufacturer or vendor after, upon or not more than ninety (90) days prior to the funding date with respect to such Equipment.

together with all replacements, parts, cables, repairs, additions and accessories incorporated therein or affixed thereto and all operating manuals and manufacturer's instructions (collectively hereinafter called the "Equipment"). Such replacements, parts, cables, repairs, additions and accessories shall (whether or not purchased by Lessor) be considered part of the Equipment for all purposes and, when installed in or attached to the Equipment (unless


                                      1.

otherwise agreed), be or become the property of the Lessor. Except as otherwise specifically provided or the context so requires, the term "Equipment" includes operating system or other bundled software which is delivered on or with the Equipment or is included on the Equipment Schedules.

  7. COMMENCEMENT DATE. The "Commencement Date" for each Equipment Schedule shall be the first day of the calendar quarter following the Acceptance Date for the items of Equipment subject to such Equipment Schedule. If the Acceptance Date is the first day of a calendar quarter, then the Commencement Date shall be the Acceptance Date.

  8. LEASE TERMINATION OPTIONS. Upon Lease Termination (as defined in the Master Lease), Lessee will have, with respect to all but not less than all of the Equipment governed by this Lease Line Schedule, the option to purchase the Equipment, renew the Lease or return the Equipment to Lessor as provided in
SECTION 6 of the Master Lease.

  9. ADVANCE NOTICE PERIOD. The "Advance Notice Period" shall be at least ninety (90) days, but not more than 180 days, prior to Lease Termination (as defined in the Master Lease) of Equipment Schedule No. 1 to this Lease Line Schedule.

  10. AUTOMATIC EXTENSION PERIOD. The "Automatic Extension Period" shall equal three (3) months and affects each Equipment Schedule under this Lease Line Schedule.

  11. INSURANCE. The amount of commercial general liability insurance (other than products liability coverage and completed operations insurance) required under the Master Lease shall be at least $2,000,000 per occurrence. The amount of the products liability and completed operations insurance under the Master Lease shall be at least $2,000,000 per occurrence.

  12.  ASSIGNMENT BY LESSEE.  Notwithstanding anything to the contrary in
SECTION 13 of the Master Lease, in the event of (a) a merger, sale of substantially all of the assets or other reorganization involving Lessee in which the shareholders of Lessee immediately prior to such transaction own less than 50% of the voting securities of the surviving entity or purchaser of assets (or its parent) in such transaction or (b) a merger or other reorganization effected solely for the purpose of changing Lessee's jurisdiction of incorporation, Lessor shall not withhold its consent to the assignment of this Lease to the successor entity if each of the following conditions precedent is satisfied:

     (i) in the case of paragraph (a) above, the successor entity is as of the date of such assignment at least as creditworthy (as reasonably determined by Lessor in accordance with Lessor's usual credit standards) as Lessee on the date of this Lease;

     (ii) Lessee gives Lessor at least thirty (30) days prior written notice of such merger, sale of assets or other reorganization;

     (iii) such merger, sale of assets or other reorganization does not adversely affect the rights of Bank;

     (iv) the corporation that results from such merger or other reorganization or which purchases the assets in the case of a sale of assets (the "Surviving Corporation") shall have executed and delivered to Lessor an agreement in form and substance reasonably satisfactory to Lessor, containing an assumption by the Surviving Corporation of the due and punctual performance and observance of each covenant and condition of Lessee in the Master Lease, Lease Line Schedule and Equipment Schedules (the "Lease Documents") and making representations and warranties with respect to the Surviving Corporation similar in scope and substance to the representations and warranties made by Lessee in the Lease Documents;

     (v) the Surviving Corporation executes any precautionary financing statements or amendments thereto reasonably requested by Lessor; and


                                      2.

     (vi) immediately after giving effect to such merger, sale of assets or other reorganization, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing.

  13. FINANCIAL STATEMENTS. Lessee shall deliver to Lessor: (a) as soon as available, but in any event within twenty (20) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Lessee's operations during such period, certified by an officer of Lessee reasonably acceptable to Lessor; (b) as soon as available, but in any event within ninety (90) days after the end of Lessee's fiscal year, audited financial statements of Lessee prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Lessor; (c) promptly upon becoming available, copies of all statements, reports, budgets, sales projections, operating plans and notices sent or made available generally by Lessee to its security holders; (d) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Lessee; and (e) such other financial information as Lessor may reasonably request from time to time.

  14. MAINTENANCE SERVICE CONTRACTS. Lessee shall obtain and keep in effect at all times during the Lease Term (and any renewal or extension thereof), maintenance service contracts covering the Equipment with the Equipment supplier or with suppliers of maintenance services approved by Lessor, such approval not to be unreasonably withheld.

  15. INSTALLATION, HANDLING AND DELIVERY CHARGES. Any handling and delivery charge to cover all Equipment transportation, rigging, drayage, packing, installation and handling to and from vendor's plant and upon return to Lessor's designated location shall be paid by Lessee.

  16. MISCELLANEOUS TAXES. Without limitation of the provisions of the Master Lease, Lessee agrees to pay and to indemnify Lessor for any sales or use tax and any property tax in connection with the sale, lease or use of the Equipment.

  17. LATE FEE. Lessee shall pay a late charge on any rent payments or other sums due hereunder which are past due, in an amount equal to two percent (2%) of the past due amount, payable on demand.

  18. DEFAULT RATE. The Default Rate of interest on late payments shall be eighteen percent (18%) per annum.

  19.  NOTICES.  All notices shall be addressed as follows:

     If to Lessor:            If to Lessee:

          Lighthouse Capital Partners, L.P.    Symphonix Devices, Inc.
          100 Drakes Landing Road, Suite 260   3047 Orchard Parkway
          Greenbrae, California  94904         San Jose, CA  95134
          Attn:  Contract Administration       Attn: _________________________
          Phone: (415) 459-3346                Phone: ________________________
          Fax: (415) 459-4874                  Fax: __________________________

  20. CONDITIONS TO THE FIRST EQUIPMENT SCHEDULE. On or prior to the date of execution of the first Equipment Schedule under this Lease Line Schedule, Lessor shall have received in form and substance satisfactory to Lessor, each of the following:

  (a) A Warrant substantially in the form of EXHIBIT G to the Master Lease.

  (b) Copies, certified by the Secretary or Assistant Secretary or Chief Financial Officer of Lessee, of: (i) the Articles of Incorporation and By-Laws of Lessee (as amended to the date of the Lease) and (ii) the


                                      3.

      resolutions adopted by Lessee's board of directors authorizing the execution and delivery of this Lease, the Lease Line Schedule, the Equipment Schedules, the Warrant and the other documents referred in this Lease Line Schedule and the performance by Lessee of its obligations in such documents.

  (c) A Good Standing Certificate (including franchise tax status) with respect to Lessee from Lessee's state of incorporation, dated a date reasonably close to the date of acceptance of the Lease by Lessor.

  (d) Evidence of the insurance coverage required by SECTION 8 of the Master Lease.

  (e) All necessary consents of shareholders and other third parties with respect to the subject matter of the Master Lease, the Lease Line Schedule, the Equipment Schedules and the Warrant.

  (f)  Payment of the Advance Rent.

  21. CONDITIONS TO ALL FUNDINGS UNDER ALL EQUIPMENT SCHEDULES. On or prior to each funding under each Equipment Schedule under this Lease Line Schedule, each of the following conditions shall have been satisfied:

  (a) No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing.

  (b) Lessor shall have received all necessary or desirable estoppel certificates and UCC filings, releases or terminations.

  (c) Lessor shall have received a landlord waiver and consent in substantially the form of EXHIBIT E to the Master Lease with respect to each equipment location.

  (d) There shall not have occurred (i) any material adverse change to the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Lessee, whether or not arising from transactions in the ordinary course of business, or (ii) any material adverse deviation by Lessee from the business plan of Lessee presented to and not disapproved by Lessor, since the date of the Master Lease.

  (e) Lessee shall have delivered to Lessor an Equipment Schedule covering the appropriate funding period.

  (f) Lessee shall have delivered to Lessor (i) in the case of a sale-leaseback, copies of invoices, canceled checks or other proof of payment, a Bill of Sale, a Delivery and Acceptance Certificate, and any UCC filings or other notices deemed necessary or desirable in connection with the sale-leaseback or (ii) at Lessor's request, in the case of a purchase of new equipment in excess of $25,000 from an equipment vendor, a Purchase Order and Invoice Assignment and a Delivery and Acceptance Certificate.

  (g) All terms and conditions in the Equipment Schedule shall have been satisfied by the Acceptance Date for the Equipment under such Equipment Schedule.

  (h) Lessor shall have received any security deposit provided for in the Equipment Schedule as security for Lessee's performance of its obligations hereunder. Lessor shall not be required to escrow the security deposit or credit Lessee with any interest earned thereon, and Lessor may, at its option, apply such deposit against any sum due from Lessee or paid by Lessor on Lessee's behalf, but such application shall not relieve Lessee of its obligation to pay or reimburse Lessor.

  (i) All other documents as Lessor shall have reasonably requested.


                                      4.

LESSEE:                                 LESSOR:

SYMPHONIX DEVICES, INC.                 LIGHTHOUSE CAPITAL PARTNERS, L.P.

By:                                     By:  LIGHTHOUSE MANAGEMENT PARTNERS,
    -----------------------------            L.P., its general partner

Name:                                        By: LIGHTHOUSE CAPITAL PARTNERS,
     ----------------------------                INC., its general partner

Title:                                       By:
     ----------------------------               ----------------------------

                                             Name:
                                                  --------------------------

                                             Title:
                                                  --------------------------


ANNEX A   -    Stipulated Loss Value Table


                                      5.

                                    ANNEX A
                          STIPULATED LOSS VALUE TABLE
                                       TO

  LEASE LINE SCHEDULE NO. __________, dated __________, 199____, to MASTER EQUIPMENT LEASE AGREEMENT NO. __________, dated ______, 199__ ("Master Lease"), by and between LIGHTHOUSE CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Lessor"), and SYMPHONIX DEVICES, INC., a California corporation ("Lessee"). (All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)


In the case of an Event of Loss, the Stipulated Loss Value for each item of leased Equipment is the Lessor's Cost for the item multiplied by Stipulated Loss Value Percentage for the Rent Payment Number following the month of the Event of Loss.


                        Stipulated               Stipulated
             Rent       Loss                  Rent     Loss
             Payment    Value                 Payment  Value
             Number     Percentage            Number   Percentage
             ---------  -----------           -------  -----------
             1            111.3590%           25          69.4005%
             2            109.7841%           26          67.4498%
             3            108.1952%           27          65.4816%
             4            106.5920%           28          63.4957%
             5            104.9744%           29          61.4921%
             6            103.3424%           30          59.4705%
             7            101.6957%           31          57.4309%
             8            100.0343%           32          55.3729%
             9             98.3580%           33          53.2985%
             10            96.6667%           34          51.2015%
             11            94.9602%           35          49.0878%
             12            93.2385%           36          46.9551%
             13            91.5013%           37          44.8033%
             14            89.7485%           38          42.6322%
             15            87.9801%           39          40.4417%
             16            86.1958%           40          38.2315%
             17            84.3955%           41          36.0016%
             18            82.5791%           42          33.7516%
             19            80.7465%           43          31.4815%
             20            78.8974%           44          29.1911%
             21            77.0317%           45          26.8802%
             22            75.1494%           46          24.5486%
             23            73.2501%           47          22.1960%
             24            71.3339%           48          20.0000%


    Lessor:  ____________________    Lessee:  ____________________



                                      6.

                                   EXHIBIT B


     EQUIPMENT SCHEDULE NO. __________ dated _________, 199___ ("Equipment Schedule") to LEASE LINE SCHEDULE NO. _______ dated __________, 199____ ("Lease Line Schedule"), to MASTER EQUIPMENT LEASE AGREEMENT NO. __________ dated __________, 199___ ("Master Lease"), by and between LIGHTHOUSE CAPITAL PARTNERS, L.P. ("Lessor") and SYMPHONIX DEVICES, INC., a California corporation ("Lessee"). (All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)


1.  Total Lessor's Cost:   The total Lessor's Cost under this Equipment Schedule
                           shall be an amount equal to the sum of the Lessor's
                           Cost under each Delivery and Acceptance Certificate
                           executed by Lessee between the date of this Equipment
                           Schedule and the Commencement Date, and which refers
                           to this Equipment Schedule.

2.  Lease Term:            Forty-Eight (48) Months

3.  Commencement Date:
                           --------------------

4.  Interim Rent:          On or about the Commencement Date, Lessor shall send
                           Lessee a "Summary of Equipment Schedule" in the form
                           of ANNEX A hereto, specifying, among other things, the
                           applicable Interim Rent; provided, however, that any
                           failure by Lessor to send Lessee a Summary Equipment
                           Schedule shall not relieve Lessee of its obligation to
                           pay rent hereunder.

5.  Rental Factor:         The Rental Factor shall be set forth in the Summary of
                           Equipment Schedule.

6.  Rental Payments:       The amount of the monthly Rental Payments, calculated
                           in accordance with the Lease Line Schedule and payable
                           monthly in advance, shall be set forth in the Summary
                           of Equipment Schedule. Payments shall be made to
                           Lessor's address set forth in the Lease Line Schedule.

7.  Rental Payment Dates:  First day of each calendar month.

8.  Equipment Description. The Equipment shall be described in each Delivery and
                           Acceptance Certificate executed by Lessee between the date of this Equipment Schedule and the Commencement
                           Date, and which refers to this Equipment Schedule.
                           Delivery and Acceptance Certificates under this Equipment Schedule must be received by Lessor no later than the Commencement Date.

9.  Equipment Location:
                           ----------------------------------------------------

10. Terms and conditions.  The terms and conditions of the above-referenced
Master Lease and Lease Line Schedule are incorporated herein.  In addition, the
following attachments apply to this Equipment Schedule only:                  .
                                                            ------------------


                                      1.

11. No Default. No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing.


LESSEE:                                 LESSOR:

SYMPHONIX DEVICES, INC.                 LIGHTHOUSE CAPITAL PARTNERS, L.P.

By:                                     By:  LIGHTHOUSE MANAGEMENT PARTNERS,
    -----------------------------            L.P., its general partner

Name:                                        By: LIGHTHOUSE CAPITAL PARTNERS,
     ----------------------------                INC., its general partner

Title:                                       By:
     ----------------------------               ----------------------------

                                             Name:
                                                  --------------------------

                                             Title:
                                                  --------------------------


                                      2.

                                    ANNEX A


                  SUMMARY OF EQUIPMENT SCHEDULE NO. __________
                                       to

     LEASE LINE SCHEDULE NO. ______ dated _______, 199__, to MASTER EQUIPMENT LEASE AGREEMENT NO. __________ dated __________, 199___ ("Master Lease") by and between LIGHTHOUSE CAPITAL PARTNERS, L.P. ("Lessor") and SYMPHONIX DEVICES, INC., a California corporation ("Lessee"). (All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)


1.  Total Lessor's Cost:
                            -----------------------------

2.  Total Interim Rent:     $
                            -----------------------------

3.  Rental Factor:                                       %
                            -----------------------------
4.  Rental Payments:                                      Payments of $
                            -----------------------------             ----------
                            each, payable monthly in advance

5.  Amount of Advance Rent applied to this Equipment Schedule:  $
                                                                ----------------


                              LESSOR:
                                    LIGHTHOUSE CAPITAL PARTNERS, L.P.

                                    By:  LIGHTHOUSE MANAGEMENT PARTNERS, L.P.,
                                         its general partner

                                         By:  LIGHTHOUSE CAPITAL PARTNERS, INC.,
                                              its general partner

                                         By:
                                            ---------------------------------

                                         Name:
                                              -------------------------------

                                         Title:
                                               ------------------------------

                                      3.

                                   EXHIBIT C

                      DELIVERY AND ACCEPTANCE CERTIFICATE
                                     UNDER
     EQUIPMENT SCHEDULE NO. __________, dated ___________, 199___, to LEASE LINE SCHEDULE NO. _____, dated ________, 199__, to MASTER EQUIPMENT LEASE AGREEMENT NO. __________, dated __________, 199___ by and between LIGHTHOUSE CAPITAL PARTNERS, L.P. ("Lessor") and SYMPHONIX DEVICES, INC., a California corporation ("Lessee"). (All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)

     1.  Installation Address:
                                ---------------------------------------
     2.  Lessor's Cost:
                                --------------------------
     3.  Commencement Date:
                                ----------------
     4.  Equipment Description:


          MODEL &      ORIGINAL UNIT
     QTY. DESCRIPTION  PURCHASE PRICE  LESSOR'S COST
     ---- -----------  --------------  -------------


                                  SEE ANNEX A



     5. Lessee acknowledges receipt and acceptance of the Equipment listed in ANNEX A and agrees the Equipment has been delivered and is ready for use under the terms of the above-referenced Master Equipment Lease Agreement, Lease Line Schedule, and Equipment Schedule, the terms and conditions of which are incorporated herein, including, without limitation, the obligation to pay Interim Rent and to make Rental Payments.

Acceptance Date: _________________, 19____.


LESSEE:

SYMPHONIX DEVICES, INC.

By:
   ---------------------------------

Name:
     ---------------------------
Title:
      --------------------------

                                    ANNEX A

                             EQUIPMENT DESCRIPTION

               Model &        Original Unit
Quantity       Description    Purchase Price    Lessor's Cost
--------       -----------    --------------    -------------







                                      2.

                                   ANNEX B-1


                                  BILL OF SALE


     For and in consideration of the sum of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SYMPHONIX DEVICES, INC. (herein "Seller"), does hereby sell, grant, transfer and deliver all right, title and interest in and to the equipment further described on ANNEX A hereto (herein the "Equipment"), together with all warranties, guarantees or other similar rights with respect to the Equipment ("Equipment Warranties") unto LIGHTHOUSE CAPITAL PARTNERS, L.P. (herein "Purchaser") and to its successors and assigns to have and to hold said Equipment and the Equipment Warranties forever. Except for the Equipment Warranties, the Equipment is sold "as is" and "where is" and the description of the Equipment is for the sole purpose of identifying it and is not part of the basis of the bargain.

     Seller represents and warrants that it holds all right, title and interest in and to the Equipment being transferred free and clear of all liens and encumbrances of any kind and Seller does for itself, its successors and assigns covenant and agree with Purchaser, its successors and assigns, to warrant and defend the sale of the Equipment and the transfer of the Equipment Warranties unto Purchaser, its successors and assigns against all and every person and persons whomsoever claiming or laying claim to the same, except for any defects in title or liens or encumbrances in or to the Equipment arising solely by reason of Purchaser's own acts.

     THE WARRANTY SET FORTH IN THE FOREGOING PARAGRAPH AND THE EQUIPMENT WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF SELLER, WHETHER WRITTEN, ORAL OR IMPLIED, AND SELLER SHALL NOT, BY VIRTUE OF HAVING SOLD THE EQUIPMENT HEREWITH, BE DEEMED TO HAVE MADE ANY REPRESENTATION OF WARRANTY AS TO THE MERCHANTABILITY, FITNESS, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, THE EQUIPMENT.

     IN WITNESS WHEREOF, we have set our hand and seal this _________ day of _________, 19_______.


     SYMPHONIX DEVICES, INC.


     By:___________________________

     Name:_________________________

     Title: _______________________


                                      1.

                                   ANNEX B-2

                     PURCHASE ORDER AND INVOICE ASSIGNMENT


     THIS PURCHASE ORDER ASSIGNMENT, dated as of ______________________, 199____________ (this "Assignment"), between SYMPHONIX DEVICES, INC., a California corporation ("Assignor") and LIGHTHOUSE CAPITAL PARTNERS, L.P. ("Assignee").

                             W I T N E S S E T H :

          WHEREAS, Assignor has submitted its Purchase Orders and Invoices listed in SCHEDULE 1 hereto (collectively, the "Purchase Orders"), to
________________________________________________________________________________
___________________________________________________________ (the "Vendor")
concerning certain units of equipment (the "Units") listed in SCHEDULE 1 hereto to be subject to a Master Equipment Lease Agreement No. ____, dated as of _____________________________________________, 19___________ (the "Master
Lease"), between Assignor and Assignee (all terms used but not otherwise defined herein shall have the meaning given to them in the Master Lease):

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

          1. Assignor does hereby sell, assign, transfer and set over unto Assignee, all of the Assignor's rights to and interests in the Purchase Orders as and to the extent that the same relates to the Units. The assignment herein shall include, without limitation, the right of Assignee to purchase the Units pursuant to the Purchase Orders and to take title to the Units, all claims for damages in respect of the Units arising as a result of any default by Vendor under the Purchase Orders, together with any and all rights of Assignor to compel performance of the terms of the Purchase Orders in respect of the Units.

          2. The exercise by Assignee of any of the rights assigned hereunder shall not release Assignor from any of its duties or obligations to Vendor under the Purchase Orders except to the extent that such exercise by Assignee shall constitute performance of such duties and obligations.

          3. Upon satisfaction of the conditions set forth in the applicable Lease Line Schedule to the Master Lease with respect to the Units, Assignee shall purchase such Unit by paying or causing to be paid, by check mailed or delivered to Vendor, on such date or thereafter as permitted by Vendor, an amount equal to the purchase price of the Unit, as such amount may be adjusted in accordance with the terms of the Purchase Orders and reflected on invoices prepared by Vendor to Assignee on or before the date of delivery and acceptance of the Unit.

          4. Assignor agrees that it will, at any time and from time to time, upon the written consent of Assignee, promptly and duly exercise and deliver any and all such further instruments and documents and take such further action as Assignee may reasonably request in order that Assignee may obtain the full benefits of this Agreement and of the rights and powers herein granted.

          5. Assignor represents and warrants that the Purchase Orders are in full force and effect and that Assignor is not in default under any of them. Assignor further represents and warrants that Assignor has not assigned or pledged, and so long as this Assignment shall remain in effect, will not assign or pledge, the whole or any part of the rights hereby assigned or any of its rights with respect to the Units under the Purchase Orders to anyone other than Assignee.


                                      1.

          IN WITNESS WHEREOF, the parties hereto have caused this Purchase Order Assignment to be duly executed as of the day and year first above written.

SYMPHONIX DEVICES, INC.                 LIGHTHOUSE CAPITAL PARTNERS, L.P.

By:                                     By:  LIGHTHOUSE MANAGEMENT PARTNERS,
    -----------------------------            L.P., its general partner

Name:                                        By: LIGHTHOUSE CAPITAL PARTNERS,
     ----------------------------                INC., its general partner

Title:                                       By:
     ----------------------------               ----------------------------

                                             Name:
                                                  --------------------------

                                             Title:
                                                  --------------------------



                       Acknowledged and Consented to this

       ___________________ day of______________________, 199_______________.

                __________________________________________(Vendor)

   By:____________________________ Title:_______________________________


                                      2.

                                   SCHEDULE I

                                       TO

                     PURCHASE ORDER AND INVOICE ASSIGNMENT





                                      3.

                                   EXHIBIT D

                               NOTICE OF ELECTION
                                     under

     LEASE LINE SCHEDULE NO. _____, dated ________, 199__, to MASTER EQUIPMENT LEASE AGREEMENT NO. __________, dated __________, 199___ ("Master Lease") by and between LIGHTHOUSE CAPITAL PARTNERS, L.P. ("Lessor") and SYMPHONIX DEVICES, INC., a California corporation ("Lessee"). (All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)

     1. Pursuant to SECTION 4(D) of the Master Lease, Lessee hereby elects the Lease Termination Option indicated below for the above Lease Line Schedule.

          Option         Election (check one)
          ------         --------------------

          Purchase       ______________________
          Renew          ______________________
          Return         ______________________

     2. If the renewal option is selected, then Lessee and Lessor must agree upon the rental period and rental amount. If Lessee and Lessor are unable to agree upon the terms of renewal, then this Notice of Election shall be deemed invalid and a new Notice of Election must be submitted by Lessee.


Dated: __________________


                         SYMPHONIX DEVICES, INC.

                         By:
                            ---------------------------------

                         Name:
                              -------------------------------

                         Title:
                               ------------------------------



                                      1.

                                   EXHIBIT E

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Lighthouse Capital Partners, L.P.
100 Drakes Landing Road, Suite 260
Greenbrae, California  94904
Attn:  Contract Administration



                         LANDLORD'S WAIVER AND CONSENT


     THIS LANDLORD'S WAIVER AND CONSENT (this "Waiver"), dated as of _________________________________________, 199____________, is executed by and between _____________, a _______________ ("Landlord") and LIGHTHOUSE CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Lessor").

                                    RECITALS

     A.   Landlord and SYMPHONIX DEVICES, INC., a California corporation
("Tenant") are parties to a      [Lease Agreement], dated as of       , 19
(together with any other agreement between Landlord and Tenant relating to the Premises, as defined below, all as amended from time to time, to be referred to herein collectively as the "Lease"), pursuant to which Landlord has leased to
Tenant that certain real property commonly known as   , and more particularly
described in ANNEX A hereto (the "Premises").

     B. Tenant and Lessor intend to or have entered into a Master Equipment Lease Agreement No. _____ dated as of ____________, 199____________ (the "Credit
Agreement") pursuant to which Lessor has agreed or will agree to lease to Tenant from time to time certain equipment (the "Equipment") which will be located on the Premises.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Lessor agree as follows:

          1. WAIVER AND CONSENT. Landlord consents to the location of the Equipment on the Premises and does irrevocably waive, disclaim and relinquish and assign to Lessor any and all rights to impose, receive, assert or enforce any lien, encumbrance, charge, security interest, ownership interest, claim or demand of any kind against or involving the Equipment, whether arising by common law, statute or consensually (under the Lease or otherwise) and whether now in existence or hereafter created, including, but not limited to, those for rent or other right of payment. This waiver, disclaimer, relinquishment and assignment shall survive the termination of the Lease. Landlord further agrees that (a) neither the Equipment nor any item thereof shall become part of, or otherwise be or become a fixture attached to, the Premises, notwithstanding the manner of the Equipment's annexation, the Equipment's adaptability to the uses and purposes for which the Premises are used, and the intentions of the party making the annexation; (b) the Equipment (or any item thereof) may be repossessed by Lessor; (c) in connection with such repossession or otherwise, Lessor, and any of its agents and employees, may enter upon the Premises for the purposes of (i) guarding and maintaining the Equipment (or any item thereof), (ii) showing the Equipment (or any item thereof) to prospective lenders, buyers, lessees and sublessees, as applicable, and any of their respective agents and employees,
(iii) preparing, disassembling, dismantling, loading and/or removing the Equipment (or any item thereof), and (iv) general inspections of the Equipment pursuant to the Credit Agreement; and (d) the right of Lessor to enter the Premises and the other rights granted to Lessor in this Waiver shall not terminate until thirty (30) days after Lessor receives written notice from Landlord of the termination of the Lease. If Lessor should exercise its rights hereunder (and the failure to exercise such rights shall not be construed as a waiver thereof), Landlord agrees upon receiving prior written notice, to provide ingress and egress to effect such exercise as well as provide reasonably adequate space contiguous to the location of the Equipment to permit the exercise of such rights. Landlord further agrees that Lessor has no obligation to exercise any right granted to Lessor in this Waiver and that Lessor may elect to remove only a portion or none of the Equipment from the Premises.

          2. COSTS. Lessor agrees to indemnify and hold the Landlord harmless from any out-of-pocket costs incurred by Landlord for any physical damage to the Premises caused by Lessor solely from the exercise of its rights under clause
(b) or (c) of Paragraph 1 above.

          3. LEASE DEFAULTS. Landlord further agrees to provide Lessor written notice of any default or event of default under the Lease (each a "Default Notice") simultaneously with the giving of notice of the same to Tenant or, if no such notice is required under the Lease, at least thirty (30) days prior to the date Landlord would be entitled to terminate the Lease. Each such notice shall be sent to the address of Lessor set forth below the signature of Lessor on the last page hereof or such other address as Lessor may from time to time provide to Landlord, and shall be deemed delivered (i) in the case of notice by letter, five (5) business days after deposited in the United States mail registered and return receipt requested, (ii) in the case of notice by overnight courier, two (2) business days after delivery to such courier and
(iii) in the case of notice given by telex or telecommunication, when given or sent with electronic confirmation of receipt. During any time period when Tenant is in default under the Lease, Lessor shall have the option, but not the obligation, to cure any such default. Landlord shall accept such cure if it occurs within thirty (30) days after Lessor has received the relevant Default Notice as fully as if Tenant had fully performed its obligation under the Lease. Upon curing any such default, Lessor shall be subrogated to the rights of Landlord against Tenant and, as between Landlord and Tenant, such cured defaults shall no longer exist.

          4. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord warrants and represents to Lessor that (a) Landlord is the lessor under the Lease; (b) there are no other agreements between the parties affecting or relating to the Premises; (c) Landlord has all requisite power and authority to execute and deliver this Waiver and no consents from any third party are required to do so;
(d) Landlord is the sole owner of the landlord's interest under the Lease and has not conveyed, transferred or assigned any part of that interest to any other person or entity; (e) no event of default (nor any event which with the passage of time would constitute an event of default) has occurred under the Lease; (f) there exists no litigation affecting title to the Premises or any adverse claim with respect to the Premises of which Landlord has received notice; (g) there is no condemnation proceeding pending with respect to any part of the Premises, nor any threat thereof, of which the Landlord has received notice; (h) the Lease is in full force and effect; and (i) the Premises are not subject to any mortgage or other security interest in favor of any person which has not executed an attornment agreement acceptable to Lessor with respect to this Waiver.

          5. MISCELLANEOUS. This Waiver and all rights granted to Lessor hereunder shall remain in effect so long as there are any obligations owing by Tenant under the Credit Agreement or any present or future agreement between Tenant and Lessor which involves the Equipment. All the terms and provisions of this Waiver shall be binding on and inure to the benefit of the respective successors and assigns of Landlord and Lessor, and Landlord covenants and agrees that any assignment, mortgage or other transfer of all or any part of its interest as the owner and/or landlord of the Premises shall provide and shall be subject and subordinate to all the terms and provisions hereof. Landlord shall provide each of Tenant and Lessor a duly executed copy of the agreement evidencing such subordination. Such agreement shall be in form and substance reasonably satisfactory to Lessor. The rights and benefits of this Waiver may be assigned or transferred by Lessor or to third parties who may become the lessor, directly or indirectly, to Tenant. Lessor shall provide subsequent written notice to Landlord and Tenant of the assignment or transfer. Headings in this Waiver are for convenience of reference only and are not part of the substance hereof. This Waiver shall be governed by and construed in accordance with the laws of the State of California.


                                      2.

     IN WITNESS WHEREOF, Landlord and Lessor have executed this Waiver as of the date and year first written above.


                                         -----------------------------------
                                         By:
                                            --------------------------------

                                         Name:
                                              ------------------------------

                                         Title:
                                               -----------------------------

                                         Address:


                                         -----------------------------------

                                         -----------------------------------

                                         -----------------------------------


                                         Attention:
                                                   -------------------------


                                         LIGHTHOUSE CAPITAL PARTNERS, L.P.

                                         By: LIGHTHOUSE MANAGEMENT PARTNERS,
                                         L.P., its general partner

                                           By:  LIGHTHOUSE CAPITAL PARTNERS,
                                                INC., its general partner

                                              By:
                                                 ---------------------------

                                              Name:
                                                   -------------------------

                                              Title:
                                                    ------------------------

                                         Address:

                                         Lighthouse Capital Partners, L.P.
                                         100 Drakes Landing Road, Suite 260
                                         Greenbrae, California  94904
                                         Attention:  Contract Administrator


                                      3.

                                    ANNEX A

                         LEGAL DESCRIPTION OF PREMISES

                           [To Be Provided By Tenant]



                                      4.

                             NOTARY ACKNOWLEDGEMENT
                        TO LANDLORD'S WAIVER AND CONSENT



State of                          )
        ------------------------  )
County of                         )
          ----------------

          On   , 19        before me, the undersigned, personally appeared
             --    -------
          , personally known to me (or proved to me on the basis of satisfactory
----------
evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.



Signature ______________________________________________      (Seal)



State of                          )
        ------------------------  )
County of                         )
          ----------------


          On        , 19        before me, the undersigned, personally appeared
             -------    --------
          , personally known to me (or proved to me on the basis of satisfactory
----------
evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.



Signature ____________________________      (Seal)


                                      5.

                                   EXHIBIT F

                 ACKNOWLEDGEMENT FROM USER OF MOBILE EQUIPMENT
                                     UNDER

     EQUIPMENT SCHEDULE NO. __________, dated ___________, 199___ ("Equipment Schedule"), to LEASE LINE SCHEDULE NO. _____, dated ________, 199__ ("Lease Line Schedule"), to MASTER EQUIPMENT LEASE AGREEMENT NO. __________, dated __________, 199___ ("Master Lease") by and between LIGHTHOUSE CAPITAL PARTNERS, L.P. ("Lessor") and SYMPHONIX DEVICES, INC., a California corporation ("Lessee"). (All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)

     1.   The undersigned acknowledges and agrees that:

          (a) the Equipment listed in ANNEX A is owned by Lessor and is subject to the terms and conditions of the Master Lease, Lease Line Schedule and Equipment Schedule; and

          (b) upon the occurrence and continuance of an Event of Default under the Master Lease, Lessor may, among other things, take possession of the Equipment and upon request the undersigned agrees to make such Equipment available to Lessor.

     2.   The undersigned's address is:

          _______________________
          _______________________
          _______________________
          Phone: ________________
          Fax: __________________

     IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement as of the date written below.


Dated: _______________, 199____


                                         ------------------------------------

                                         Name:
                                              -------------------------------

                                   EXHIBIT G

                                    WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

                       PREFERRED STOCK PURCHASE WARRANT

Warrant No. 1001                                        Number of Shares 37,000
            ----

                            SYMPHONIX DEVICES, INC,

                          Void after October 31, 2004

               1. ISSUANCE. This Warrant is issued to LIGHTHOUSE CAPITAL PARTNERS, L.P., a Delaware limited partnership, by SYMPHONIX DEVICES, INC., a California corporation (hereinafter with its successors called the "Company").

               2. PURCHASE PRICE; NUMBER OF SHARES. The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company at a price per share (the "Purchase Price") of $1.00, Thirty-Seven Thousand (37,000) fully paid and nonassessable shares (the "Shares") of Series A Preferred Stock, no par value, of the Company (the "Preferred Stock"). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

               3.     PAYMENT OF PURCHASE PRICE.  The Purchase Price may be paid
(i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

               4. NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

                                      Y (A-B)
                                   X= -------
                                        A


where: X =      the number of shares of Preferred Stock to be issued to the
                Holder pursuant to this SECTION 4.

                Y = the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this SECTION 4.

                                      1.

                     A =  the fair market value of one share of Preferred
                          Stock, as determined in good faith by the Board, as at the time the net issue election is made pursuant to this SECTION 4 or in the case of an Accelerating Merger as contemplated by SECTION 10 , the value received per share of Preferred Stock by all holders of the Preferred Stock as determined in good faith by the Board.

                    B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this
                          SECTION 4.

               5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

               6. FRACTIONAL SHARES. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this SECTION 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall issue the next higher number of full shares of Preferred Stock, issuing a full share with respect to such fractional share.

               7. EXPIRATION DATE; AUTOMATIC EXERCISE. This Warrant shall expire at the close of business on October 31, 2004, and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of SECTION 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

               8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock, no par value, of the Company (the "Common Stock"), free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

               9. STOCK SPLITS AND DIVIDENDS. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

               10. MERGERS AND RECLASSIFICATIONS. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this SECTION 10, the term "Reorganization" shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in SECTION 9 hereof), or any consolidation of the Company with, or

                                      2.

merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

        Notwithstanding the foregoing, the unexercised portion of this Warrant shall automatically be deemed to be exercised in full upon satisfaction of each of the following conditions precedent:

        (a) the Company shall enter into a merger or consolidation of the Company with or into another corporation where the Company is not the surviving corporation (an "Accelerating Merger") and such Accelerating Merger results in a value of $3.00 or more per share of Preferred Stock (as proportionately adjusted for any stock splits, stock dividends or recapitalizations relating to the Preferred Stock and occurring after the date of this Warrant);

        (b) the consideration received by the holders of Preferred Stock of the Company in the Accelerating Merger consists of either cash or Liquid Stock (defined below) or a combination of cash and Liquid Stock and Holder receives the same cash and/or Liquid Stock in the same proportion as the other holders of Preferred Stock; and

        (c) Holder receives at least twenty (20) business days written notice prior to the effective date of the Accelerating Merger. Such notice shall contain such details of the proposed Accelerating Merger as are reasonable in the circumstances and notice that this Warrant may expire upon closing thereof in accordance with the terms and conditions of this
        SECTION 10.

        Upon failure of Holder to exercise this Warrant in full prior to the effective date of an Accelerating Merger, the unexercised portion of this Warrant shall be deemed to have been automatically exercised in full pursuant to
SECTION 4 hereof immediately prior to such effective date. If the closing of the Accelerating Merger does not take place, the Company shall promptly notify Holder that such proposed transaction has been terminated. Anything to the contrary in this Warrant notwithstanding, Holder may rescind the exercise of its purchase rights promptly after such notice of termination of the proposed transaction if the exercise or conversion of the Warrant occurred after the Company notified the Holder that the Accelerating Merger was proposed, or if the exercise or conversion were otherwise precipitated by such proposed Accelerating Merger. In the event of such rescission, the Warrant will continue to be exercisable on the same terms and conditions as if the Company's notice of the Accelerating Merger had not been given.

        "Liquid Stock" means stock or other securities (i) which are freely tradeable and which have been registered pursuant to a registration statement or similar document in compliance with the Securities Act of 1933, as amended, and for which the registration statement or similar document has gone effective or
(ii) which are freely tradeable by virtue of their issuance pursuant to a transaction described in Section 3(a)(10) of the Securities Act of 1933. as amended.

        11. CERTIFICATE OF ADJUSTMENT. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

        12.    NOTICES OF RECORD DATE, ETC.  In the event of:

               (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

                                      3.

               (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

               (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) business days prior to the date specified in such notice on which any such action is to be taken.

         13. REPRESENTATIONS, WARRANTIES AND COVENANTS. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

               A. The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

               B. The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

               C. The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's articles of incorporation or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

               D. As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder the financial and other information described in SECTION 12 of that certain Lease Line Schedule No. I to Master Equipment Lease Agreement No. 1001 between the Company and Lighthouse Capital Partners,
                    ----
L.P. dated as of December 2, 1994.
                 ----------  ----

               E. The Company hereby grants to the Holder the Registration Rights contained in Section 3 of the Company's Investor Rights Agreement dated as of July 27, 1994, so that (i) the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant shall be Registrable Securities, and (ii) the Holder shall be a "Holder", for all purposes of such Investor Rights Agreement.

         14. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

         15.   NOTICES, TRANSFERS, ETC.

               A. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

               B. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the

                                      4.

assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

               C. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

         16. NO IMPAIRMENT. The Company will not, by amendment of its articles of incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         17. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

         18. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         19. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

         20. QUALIFYING PUBLIC OFFERING. If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Company's Articles of Incorporation in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to the such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

Dated:   December 2         , 1994             SYMPHONIX DEVICES, INC,
      ----------------------  -----
                                                   /s/ HARRY S. ROBBINS
                                               -----------------------------

           (Corporate Seal)                    By: Harry S. Robbins
                                                   -------------------------

                                               Title: President
                                                     ----------------------
Attest:

------------------------------------

                                      5.

                                  Subscription


To:                                       Date:
   ----------------------------------          ---------------------------------

      The undersigned hereby subscribes for                        shares of
                                            -----------------------
preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                               --------------------------------
                                               Signature

                                               --------------------------------
                                               Name in Registration

                                               --------------------------------
                                               Mailing Address



                           Net Issue Election Notice


To:                                       Date:
   ----------------------------------          ---------------------------------

        The undersigned hereby elects under SECTION 4 to surrender the right to
purchase    shares of Preferred Stock pursuant to this Warrant. The
         --
certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.



                                               --------------------------------
                                               Signature

                                               --------------------------------
                                               Name in Registration

                                               --------------------------------
                                               Mailing Address




                                      6.

                                   Assignment


       For value received __________________ hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
           [Please print or typewrite name and address of Assignee]

________________________________________________________________________________

the within Warrant, and does hereby irrevocably constitute and appoint _________

_________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.


Dated: ______________________
                                      __________________________________________

In the Presence of:

_____________________________

                                      7.